Exhibit 99.1

Text of Press Release

AVI Contact:

AVI BioPharma, Inc.

Michael Hubbard (hubbard@avibio.com)

(503) 227-0554

Investor Contacts:

Lippert/Heilshorn & Associates Inc.

Bruce Voss (bvoss@lhai.com)

Jody Cain (jcain@lhai.com)

(310) 691-7100

Press Contact:

Waggener Edstrom Bioscience

Wendy Carhart (wendyc@wagged.com)

(503) 443-7000

FOR RELEASE 6 a.m. PST

November 14, 2003

AVI BIOPHARMA WITHDRAWS PROPOSED FOLLOW-UP OFFERING

PORTLAND, Ore. — November 14, 2003 — AVI BioPharma, Inc. (Nasdaq: AVII) announced today that it has withdrawn its supplementary prospectus covering the sale of 7.5 million shares of common stock, citing a recent short-term deterioration in the market for biotechnology financings

“Given our current strong cash position, continued clinical progress and upcoming milestones, our Board felt it was prudent to wait out this temporary market downturn,” said Denis R. Burger, Ph.D., chief executive officer of AVI.  “We remain confident in the future prospects of AVI, and we will reconsider our future funding needs at a later date in a hopefully stronger market.”

About AVI BioPharma

AVI BioPharma develops therapeutic products for the treatment of life-threatening diseases using two technology platforms: third-generation NeuGene antisense drugs and cancer immunotherapy. AVI’s lead NeuGene antisense compound is designed to target cell proliferation disorders, including cardiovascular restenosis, cancer, and polycystic kidney disease. In addition to targeting specific genes in the body, AVI’s antiviral program uses NeuGene antisense compounds to target single-stranded RNA viruses, including West Nile virus, SARS coronavirus, calicivirus and hepatitis C. AVI’s second technology, AVICINE®, is a therapeutic cancer vaccine with late-stage trials planned for the treatment of pancreatic cancer. More information about AVI is available on the company’s Web site at http://www.avibio.com/.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, the results of research and development efforts, the results of preclinical and clinical testing, the effect of regulation by the FDA and other agencies, the impact of competitive products, product development, commercialization and technological difficulties, and other risks detailed in the Company’s Securities and Exchange Commission filings.